Exhibit 3.1

AMENDED AND RESTATED BYLAWS1

OF

EPIQ SYSTEMS, INC.

A Missouri Corporation

ARTICLE I

OFFICES

The principal office of Epiq Systems, Inc., a Missouri corporation (the “Corporation”), shall be located in the City of Kansas City, State of Kansas. The Corporation may also have offices at such other places, either within or without the State of Missouri, as the Board of Directors may from time to time determine or as the business of the Corporation may require. The Registered Office of the Corporation, required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri, shall be as designated in the Articles of Incorporation, and the location of the Registered Office may be changed from time to time by action of the Board of Directors to any other place in Missouri.

ARTICLE II

SHAREHOLDERS

Section 2.1 Annual Meeting. An annual meeting of shareholders shall be held July 8 (provided that the Board of Directors may designate any other day in June, July or August, and the Board of Directors, Chairman of the Board or the President may designate the hour, and may adjourn or postpone any meeting to a later date and hour), at the principal offices of the corporation, or at such other place, either within or without the State of Missouri, as may be designated in the notice of such meeting, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting, the board of directors shall cause the election to be held as soon thereafter as may be convenient.

Section 2.2 Special Meetings. Special meetings of the shareholders may be held at any time for the consideration of such matters as shall be specified in the Corporation’s notice of such meetings. Such special meetings shall be held at the time and place, either within or without the State of Missouri, specified in the notice of such meeting, and shall consider only such business as shall be specified in the notice of such meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or liquidation, special meetings of the shareholders may be called only by the Chairman of the Board, the President or the Board of Directors.

[1]	As amended and restated on April 23, 2015.

Section 2.3 Nomination of Directors and Presentation of Business at Shareholder Meetings.

(a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any shareholder who was a shareholder of record at the time of the giving of notice provided for in this Section 2.3, who is entitled to vote thereon at the meeting and who complied with the notice procedures set forth in this Section 2.3; provided that, except as otherwise required by applicable law, nominations of persons for election to the Board of Directors shall only be given by shareholders who own at least five percent (5%) of the Corporation’s outstanding common stock and (x) who have held such shares for at least twenty-four months and (y) who have been in compliance with their obligations (including with respect to timing, filing and disclosure) under 17 C.F.R. § 240.13d-1 through 240.13d-7 under the Securities Exchange Act of 1934 (“Exchange Act”) for a period of at least twelve months prior to such time as a notice is delivered (or required to be delivered) pursuant to Section 2.3(b) below.

(b) For nominations or other business to be properly brought before an annual meeting by shareholders pursuant to clause (iii) of Section 2.3(a) above and the proviso following such clause, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and must have acted in accordance with the representations set forth in the Nomination Solicitation Statement (as defined below) or Solicitation Statement (as defined below), as applicable. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred eighty (180) calendar days and not more than two hundred (200) calendar days prior to the first anniversary of the date the proxy statement was released to the shareholders in connection with the preceding year’s annual meeting; provided, however, that solely in the event that no proxy statement was released in connection with an annual meeting for the preceding year, no annual meeting was held in the preceding year or the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of (i) the 60th day prior to such annual meeting, or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

(c) The shareholder’s notice required pursuant to Section 2.3(b) (the “Shareholder’s Notice”) shall, in the event it includes a nomination of persons for election to the Board of Directors, set forth the following information:

(i) the name, address and contact information of the shareholder who owns 5% of the Corporation’s outstanding common stock and has held such shares for at least twenty-four months and who intends to make the nomination of persons for election to the Board of Directors (the “Nominating Shareholder”) and any Shareholder Associated Person (such Shareholder Associated Person(s) and the shareholder who intends to make the nomination, the “Nominating Persons”);

(ii) in addition, the Nominating Persons shall provide the following information:

(A) the class and number of shares of stock of the Corporation which are owned and held by the Nominating Shareholder;

(B) a detailed listing of all acquisitions or dispositions of stock of the Corporation by the Nominating Shareholder (including the number of shares acquired or disposed of in such transaction) during the twenty-four months preceding the date of the Shareholder’s Notice;

(C) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned (as such term is defined in 17 C.F.R. § 240.13d-3 (“Rule 13d-3”)) by each of the Nominating Persons, the date such shares were acquired and the investment intent of such acquisition;

(D) with respect to the Corporation’s securities, a detailed description of any Derivative Positions directly or indirectly held or beneficially held by each Nominating Person and the date on which such Derivative Positions were acquired;

(E) whether and the extent to which a Hedging Transaction has been entered into by or on behalf of each Nominating Person and a detailed description of such Hedging Transaction, including the date on which any such Hedging Transactions was entered into or materially modified;

(F) detailed disclosures (including date, substantive description of all matters discussed and participants) with respect to each direct or indirect (through any agent, representative or other person) communication, arrangement or agreement, in each case, whether written or oral (any such communication, arrangement or agreement, a “13d Communication”) during the twelve months preceding the date of the Shareholder’s Notice, between any Nominating Persons or any Proposed Nominees (as defined below), on the one hand, and any person or entity that was at the time of such 13d Communication, or has since become, required to file pursuant to 17 C.F.R. § 240.13d-1 of the Exchange Act, on the other hand, in respect of their interests in the Corporation and, in the case of any written 13d Communication, copies thereof;

(G) detailed disclosures about any person who contacted or was contacted by the Nominating Persons regarding the Proposed Nominees during the twelve months prior to the date of the Shareholder’s Notice, including in such disclosure the name and address of the contacted or contacting person and the date of contact;

(H) information detailing the investment intent or objective of each of the Nominating Persons, including in each case information verifying the date on which such investment intent was formed or changed;

(I) a representation that the Nominating Person or Nominating Persons are entitled to vote in the election of directors at the meeting and intends to appear in person or by proxy at the meeting to nominate the Proposed Nominees;

(J) a representation as to whether any Nominating Persons will solicit, directly or indirectly, a proxy from the holders of a sufficient number of the Corporation’s outstanding shares required in order to elect each Proposed Nominee or otherwise to solicit proxies from shareholders in support of the nomination (such representation, a “Nomination Solicitation Statement”); and

(K) any other information required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved) pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder;

(iii) in addition, the Nominating Persons shall provide the following in respect of the person or persons to be nominated for election to the Board of Directors by the Nominating Persons (the “Proposed Nominees”):

(A) the name, address and contact information of the Proposed Nominees;

(B) a statement of the Proposed Nominee’s qualifications;

(C) a description of any and all historical, current or planned compensatory, payment or other financial agreement, arrangement or understanding (oral or written) between the Proposed Nominees, on the one hand, and any other person or entity (including the Nominating Persons) other than the Corporation, on the other hand, in each case in connection with candidacy or service as a director of the Corporation;

(D) the class and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned (as such term is defined in Rule 13d-3) by each of the Proposed Nominees, the date such shares were acquired and the investment intent of such acquisition;

(E) with respect to the Corporation’s securities, a detailed description of any Derivative Positions directly or indirectly held or beneficially held by each Proposed Nominee and the date on which such Derivative Positions were acquired;

(F) whether and the extent to which a Hedging Transaction has been entered into by or on behalf of each Proposed Nominee and a detailed description of such Hedging Transaction, including the date on which any such Hedging Transaction was entered into or materially modified;

(G) the written consent signed by each Proposed Nominee evidencing a willingness to serve as a director if elected;

(H) a commitment by each Proposed Nominee to meet personally with the Corporation’s nominating and corporate governance committee;

(I) the completed and executed Nominee Representation and Agreement described in Section 2.3(j) of this Article II; and

(J) any other information required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved) pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder.

(d) As to any other business that a shareholder proposes to bring before the meeting, the Shareholder’s Notice shall set forth the following information:

(i) the name, address and contact information for each shareholder proposing such business and any Shareholder Associated Person (collectively, the “Proposing Persons”);

(ii) a brief description of the business desired to be brought before the meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the specific language of the proposed amendment);

(iii) the reason for conducting such business at the meeting;

(iv) a representation that the Proposing Persons are entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to present the proposed business to be brought before the meeting;

(v) all of the information required by Section 2.3(c)(ii)(A), (B), (C), (D), (E) and (H), in each case substituting “Nominating Shareholder” and “Nominating Person” contained therein with “Proposing Person”;

(vi) any material interest of the Proposing Persons in such business;

(vii) detailed disclosures (including date, substantive description of all matters discussed and participants) with respect to each direct or indirect (through any agent, representative or other person) 13d Communication during the twelve months preceding the date of the Shareholder’s Notice, between any Proposing Persons, on the one hand, and any person or entity that was at the time of such 13d Communication, or has since become, required to file pursuant to 17 C.F.R. § 240.13d-1 of the Exchange Act, on the other hand, in respect of their interests in the Corporation and, in the case of any written 13d Communication, copies thereof;

(viii) detailed disclosures about any person who contacted or was contacted by the Proposing Persons regarding the proposed business during the twelve months prior to the date of the Shareholder’s Notice, including in such disclosure the name and address of the contacted or contacting person and the date of contact;

(ix) a representation as to whether such Proposing Persons will solicit, directly or indirectly, a proxy from holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies from shareholders in support of the proposal (such representation, a “Solicitation Statement”); and

(x) any other information related to the Proposing Persons that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such Proposing Persons in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder.

(e) If information submitted or required to be submitted pursuant to this Section 2.3 by any Nominating Person or Proposing Person shall be inaccurate in any material respect, such information shall be deemed not to have been provided. Without limiting the foregoing, upon written request by the Secretary of the Corporation or the Board, any such shareholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by any Nominating Person or Proposing Person pursuant to this Section 2.3. If any Nominating Person or Proposing Person fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.3. All information required to be delivered pursuant to this Section 2.3 shall be included in all proxy statements filed and disseminated by the Nominating Persons or Proposing Persons, as the case may be, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder. In no event shall any adjournment, deferral or postponement of an annual meeting or announcement thereof commence a new time period for the giving of a Shareholder’s Notice as described above.

(f) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders with regard to which the Board has determined that directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board, or (iii) by any shareholder who is a shareholder of record at the time of the giving of notice provided for in this Section 2.3, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in the last sentence of this paragraph (f). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Shareholder’s Notice setting forth the information required by paragraph (c) of this Section 2.3 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the 60th day prior to such special meeting, or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment, deferral or postponement of a special meeting or announcement thereof commence a new time period for the giving of a Shareholder’s Notice as described above.

(g) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.3. The chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.3 and, if any proposed nomination or business is not in compliance with this Section 2.3, to declare that such defective nominations or proposal shall be disregarded. Notices delivered pursuant to this Section 2.3 will be deemed received on any given day if received prior to the close of business on such day.

(h) For purposes of this Section 2.3,

(i) “Derivative Positions” shall mean, with respect to a shareholder or any Shareholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such shareholder or any Shareholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;

(ii) “Hedging Transaction” shall mean, with respect to a shareholder or any Shareholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such shareholder or any Shareholder Associated Person with respect to the Corporation’s securities;

(iii) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

(iv) “Shareholder Associated Person” of any shareholder shall mean (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Shareholder Associated Person; and

(i) Notwithstanding the foregoing provisions of this Section 2.3, (i) if any class or series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, such directors shall be nominated and elected pursuant to the terms of such class or series of stock; and (ii) a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3. To the extent this Section 2.3 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of shareholders to request inclusion of a proposal in the Corporation’s proxy statement pursuant to 17 C.F.R. § 240.14a-8 (“Rule 14a-8”) under the Exchange Act, such rule shall prevail.

(j) Submission of Representation and Agreement. To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in the case of a person nominated by a shareholder in accordance with subsection (b) or (f) of this Section 2.3, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written representation and agreement (in the form provided by the Secretary upon written request) (the “Nominee Representation and Agreement”) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) verifies the accuracy of all information provided pursuant to Section 2.3(c)(iii); and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may also require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve either as a director of the Corporation or as an independent director of the Corporation under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s corporate governance guidelines, or that could be material to a reasonable shareholder’s understanding of the qualifications and/or independence, or lack thereof, of such Proposed Nominee.

Section 2.4 Notice of Meetings. Written or printed notice stating the place, day, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Board of Directors or the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid. Attendance at any meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

Section 2.5 Conduct of Meeting. The Board of Directors of the Corporation may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meetings or any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, (i) the establishment of an agenda for the meeting, (ii) the establishment of procedures for the maintenance of order, (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies and such other persons as shall be determined, (iv) restrictions on entry to the meeting after a specified time, (v) limitations on the time allotted to the questions or comments on the affairs of the Corporation, and (vi) the timing of the opening and closing of the voting polls. Unless otherwise determined by the Board or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with any rules of parliamentary procedure. If demanded by ten percent (10%) of the shareholders entitled to vote, present in person or by proxy, the vote on any question or election shall be by ballot and conducted by two inspectors appointed by the chairman of the meeting and who are not directors; otherwise, no vote need be by ballot or conducted by inspectors. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date and time.

Section 2.6 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days preceding such meeting or action, and, for a meeting of shareholders, not less than ten (10) days immediately preceding such meeting. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date of such determination of shareholders.

Section 2.7 List of Shareholders. The office or agent having charge of the transfer books for shares shall make, at least ten (10) days and not more than seventy (70) days before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 2.8 Quorum and Manner of Acting. A majority of the outstanding shares of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided that, if less than a majority of the outstanding shares entitled to vote at the meeting are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice to any shareholder not present at the meeting, to a specified date not later than ninety (90) days after such adjournment. At any subsequent session of an adjourned meeting at which a quorum is present in person or by proxy, any business may be transacted which could have been transacted at the initial session of the meeting if a quorum had been present. If a quorum is present, the affirmative vote of a majority of the shares represented at any meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law, the Articles of Incorporation or these Bylaws. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.9 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of execution, unless otherwise provided in the proxy.

Section 2.10 Voting of Shares; No Cumulative Voting. Each shareholder shall have the number of votes provided in the Articles of Incorporation for each share of stock entitled to vote under the provisions of the Articles of Incorporation and registered in such shareholder’s name on the books of the Corporation. Except as otherwise provided by the Articles of Incorporation, no cumulative voting shall be permitted in the election of directors. At all meetings of shareholders, except as otherwise required by statute, by the Articles of Incorporation or by these Bylaws, all matters shall be decided by the vote of a majority in interest of the shareholders entitled to vote and present in person or by proxy.

Section 2.11 Voting of Shares of Certain Holders. The term “shareholder” as used in these Bylaws means a registered holder of share of the Corporation; provided, however, that if permitted by law:

(a) Shares of stock in the name of another corporation, foreign or domestic, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b) Shares of stock in the name of a deceased person may be voted by his or her executor or administrator in person or by proxy.

(c) Shares of stock in the name of a guardian, curator or trustee may be voted by such fiduciary either in person or by proxy provided the books of the Corporation show the stock to be in the name of such fiduciary in such capacity.

(d) Shares of stock in the name of a receiver may be voted by such receiver, and shares held by or in the control of a receiver may be voted by such receiver without the transfer thereof into his or her name, if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(e) Shares of stock which have been pledged shall be voted by the pledgor until the shares of stock have been transferred into the name of the pledgee, and, thereafter, the pledgee shall be entitled to vote the shares so transferred.

Section 2.12 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised and done by shareholders.

Section 3.2 Number, Tenure and Qualifications. The number of directors to constitute the Board of Directors shall be six (6), provided that (i) such number may be increased or decreased by future action of the Board of Directors, (ii) the number of directors shall not be less than three (3); and (iii) the Board of Directors shall be composed of a two-thirds majority of Independent Directors, as such term is defined in the Corporation’s Corporate Governance Guidelines. Each director shall hold office for the term specified in the Articles of Incorporation and until his or her successor, if any, shall have been elected and qualified, or until his or her earlier resignation, removal or death. Except for those directors appointed to the Board of Directors by reason of Section 3.3, only such persons who are nominated in accordance with the procedures set forth in Section 2.3 shall be eligible to serve as directors. No person shall qualify for service as a director of the Corporation if he or she has not consented to and acknowledged in writing all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 3.3 Vacancies and Newly Created Directorships. Unless otherwise provided by law, the Articles of Incorporation or these Bylaws, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their respective successors are elected and qualified or until their earlier resignation, removal or death. If any unexpected vacancy occurs to reduce the number of Independent Directors below the two-thirds majority threshold as set forth in Section 3.2 above, except as may otherwise be required by applicable law, that vacancy shall be filled with an Independent Director within twelve (12) months of such vacancy.

Section 3.4 Meetings.

(a) The annual meeting of the Board of Directors shall be held at the same place as the annual meeting of the shareholders immediately following said meeting. In the event of adjournment of such annual meeting of the Board of Directors, because a quorum is not present or otherwise, such meeting may be held, without further notice, at any place within or without the State of Missouri, as may be designated by the directors adjourning such meeting, provided a quorum is present, but in no event later than thirty (30) days after the annual meeting of shareholders. All other meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at such other place within or without the State of Missouri as may be designated by the Board of Directors.

(b) Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Missouri as shall from time to time be fixed by resolution adopted by the Board of Directors. Any business may be transacted at the annual meeting or any regular meeting of the Board.

(c) Except as may otherwise be required by law, special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or a majority of the members of the Board of Directors. Such meeting may be held either within or without the State of Missouri.

Section 3.5 Notice of Meetings. No notice, other than that provided by these Bylaws, shall be necessary for the annual meeting of the Board of Directors, and no notice, other than as specified in Section 3.4(b), shall be necessary for any regular meeting of the Board. Written notice of each special meeting shall be given to each director, delivered personally or by mail or by telephone, at least three (3) days prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the place of business of the director, with postage thereon prepaid. If notice be given by telegram, such notices shall be deemed to be delivered when the telegram is delivered to the telegraph company, addressed to the place of business of the director. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the director, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at a meeting shall be deemed a waiver of notice thereof, except where such attendance is for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.6 Meeting by Telephone Conference or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws or by law, members of the Board of Directors of the Corporation, or any committee designated by such board, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

Section 3.7 Quorum. A majority of the number of directors elected and holding office at the time of any meeting shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

Section 3.8 Action by Unanimous Consent. Any action which is required to be or may be taken at a meeting of the Board of Directors or any committee of the Board may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent in writing to such action. Such consents shall have the same force and effect as a unanimous vote of the directors or committee members at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the Board or the committee, as the case may be.

Section 3.9 Committees.

(a) The Board of Directors may, by resolution or resolutions adopted by a majority of the whole Board, designate two (2) or more directors of the Corporation to constitute one or more committees (including, without limitation, an Executive Committee). Each such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all of the authority of the Board in the management of the Corporation; provided, however, that the designation of each such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or such member by law.

(b) Each such committee shall keep regular minutes of its proceedings, which minutes shall be recorded in the minute book of the Corporation. The Secretary or an Assistant Secretary of the Corporation may act as Secretary for each such committee if the committee so requests.

Section 3.10 Executive Committee. The Board of Directors at the annual or any regular or special meeting of the directors may, by resolution adopted by a majority of the whole Board, designate and elect any two (2) or more directors of the Corporation to constitute an Executive Committee of the Corporation and appoint one of the directors so designated as the chairman of the Executive Committee. The Executive Committee, to the extent provided in said resolution or resolutions, shall have and may exercise all of the authority of the Board of Directors in the management of the corporation. Vacancies in the committee may be filled by the Board at any meeting thereof. Each member of the committee shall hold office until such committee member’s successor has been duly elected and qualified, or until such committee member’s resignation or removal from the Executive Committee by the Board, or until such committee member otherwise ceases to be a director. Any member of the Executive Committee may be removed from the committee by resolution adopted by a majority of the Board. The compensation, if any, of members of the Executive Committee shall be established by resolution of the Board.

(a) All actions taken by the Executive Committee shall be reported to the Board at the next meeting of the Board after such action is taken. The minute books of the Executive Committee shall at all times be open to the inspection of any director.

(b) The Executive Committee shall meet at the call of its chairman or of any two members of the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall constitute the act of the Executive Committee.

Section 3.11 Audit Committee.

(a) The Board of Directors at the annual or any regular or special meeting of the directors may, by resolution adopted by a majority of the whole Board, designate and elect any two (2) or more directors of the Corporation to constitute an Audit Committee and appoint one of the directors so designated as the chairman of the Audit Committee. Vacancies in the committee may be filled by the Board at any meeting thereof. Each member of the committee shall hold office until such committee member’s successor has been duly elected and qualified, or until such committee member’s resignation or removal from the Audit Committee by the Board, or until such committee member otherwise ceases to be a director. Any member of the Audit Committee may be removed from the committee by resolution adopted by a majority of the Board. The compensation, if any, of members of the Audit Committee shall be established by resolution of the Board.

(b) The Audit Committee shall be responsible for (i) recommending to the Board the appointment or discharge of independent auditors, (ii) reviewing with the management of the Corporation and the independent auditors the terms of engagement of independent auditors, including the fees, scope and timing of the audit and any other services rendered by the independent auditors, (iii) reviewing, with the independent auditors and management, the Corporation’s policies and procedures with respect to internal auditing, accounting and financial controls, (iv) reviewing with management the independent statements, audit results and reports and the recommendations made by any of the auditors with respect to changes in accounting procedures and internal controls, (v) reviewing the results of studies of the Corporation’s system of internal accounting controls, (vi) and performing any other duties or functions deemed appropriate by the Board. The Audit Committee shall have the powers and rights necessary or desirable to fulfill these responsibilities, including the power and right to consult with legal counsel and to rely upon the opinion of legal counsel. The Audit Committee is authorized to communicate directly with the Corporation’s financial officers and employees, internal auditors and independent auditors as it deems desirable and to have the internal auditors or independent auditors perform any additional procedures as it deems appropriate.

(c) All actions taken by the Audit Committee shall be reported to the Board at the next meeting of the Board after such action is taken. The minute books of the Audit Committee shall at all times be open to the inspection of any director.

(d) The Audit Committee shall meet at the call of its chairman or of any two members of the Audit Committee. A majority of the Audit Committee shall constitute a quorum for the transaction of business (or if there shall only be two members, then both must be present), and the act of a majority of those present at any meeting at which a quorum is present (or if there shall be only two members, then they must act unanimously) shall constitute the act of the Audit Committee.

Section 3.12 Committee Procedures. Unless otherwise provided in these Bylaws or in the resolution designating any committee, any committee may fix its rules or procedures, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 3.13 Limitation of Committee Powers. Notwithstanding any other provision of these Bylaws, no committee of the Board of Directors shall have the power or authority of the Board with respect to (i) amending the Articles of Incorporation, (ii) approving or recommending to shareholders any type or form of Business Combination (as defined in Section 351.459 of The

General and Business Corporation Law of Missouri (“GBCLM”), (iii) approving or recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, (iv) amending these Bylaws, (v) declaring a dividend or making any other distribution to the shareholders, (vi) authorizing the issuance of stock otherwise than pursuant to the grant of an award or exercise of a stock option under employee incentive plans of the Corporation or in connection with a public offering of securities registered under the Securities Act of 1933, or (vii) appointing any member of any committee of the Board.

Section 3.14 Compensation of Directors. The Board of Directors, by resolution adopted by a majority of the whole Board, may establish reasonable compensation of all directors for services to the Corporation as directors, officers, or otherwise, provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any standing committee may be allowed like compensation for their services to the Corporation.

Section 3.15 Resignations. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, upon receipt thereof by the Corporation, and, unless otherwise specified therein, the acceptance of such resignation by the Corporation shall not be necessary to make such resignation effective.

Section 3.16 Removal of Directors. Any director or directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote.

ARTICLE IV

OFFICERS

Section 4.1 Designations.

(a) The officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Chief Operating Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and one or more Assistant Treasurers. The Board may, from time to time, elect one or more of the prescribed officers as it shall deem advisable, but need not elect any officers other than a Chairman of the Board, a President, a Treasurer and a Secretary. The Board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the Corporation.

(b) The Chairman of the Board of Directors shall be chosen from among the Board, but the other officers of the Corporation need not be members of the Board. Any two or more offices may be held by the same person.

Section 4.2 Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.3 Agents. The Board of Directors from time to time may appoint such other agents for the Corporation as the Board shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

Section 4.4 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.5 Salaries and Compensation. Salaries and compensation of all elected officers of the Corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board, the President, or a committee. Salaries and compensation of all appointed officers, agents and employees of the Corporation may be fixed, increased or decreased by the Board, but until action is taken with respect thereto by the Board, the same may be fixed, increased or decreased by the President or by such other officer or officers as may be empowered by the Board to do so.

Section 4.6 Chairman of the Board. Unless the Board of Directors otherwise provides, the Chairman of the Board shall also be the Chief Executive Officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman shall have the authority to sign all bonds, notes, debentures, mortgages and other contracts of the Corporation, may cause the seal to be affixed thereto, and may execute all other instruments, for and in the name of the Corporation.

Section 4.7 President.

(a) Subject to the control of the Board of Directors, the President shall have general supervision, control, and management of the affairs and business of the Corporation, and shall have general charge and supervision of all officers, agents, and employees of the Corporation. In the event of the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board. In the absence of specific action by the Board of Directors, the President shall have final approval of contracts executed by the Corporation.

(b) The President may execute certificates of stock of the Corporation and all bonds, notes, debentures, mortgages and other contracts of the Corporation, may cause the seal to be affixed thereto, and may execute all other instruments, for and in the name of the Corporation.

(c) Unless the Board of Directors otherwise provides, the President, or any person designated in writing by the President, shall have full power and authority on behalf of the Corporation to (i) attend and to vote or take action at any meeting of the holders of securities of Corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) execute and deliver waivers of notice and proxies for an in the name of this Corporation with respect to securities of any such corporation held by this Corporation.

(d) The President shall, unless the Board of Directors otherwise provides, be an ex officio member of all standing committees.

(e) The President shall perform such other duties and have such other powers, responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

Section 4.8 Chief Operating Officer, Executive Vice Presidents and Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, the Chief Operating Officer, the Executive Vice President(s) and the Vice President(s) in the order designated or, in the absence of any designation, the Chief Operating Officer shall perform the duties of the President, and, when so acting, shall have all powers of and be subject to all the restrictions upon the President. The Chief Operating Officer may sign, with the Secretary or an Assistant Secretary, certificates of stock of the Corporation; and shall perform other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 4.9 Treasurer and Assistant Treasurers. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. In the absence or disability of the Treasurer or in the event of the Treasurer’s inability or refusal to act, any Assistant Treasurer may perform the duties and exercise the powers of the Treasurer until the Board of Directors otherwise provides. Assistant Treasurers shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

Section 4.10 Secretary and Assistant Secretaries. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Secretary shall keep the minutes of the meetings of shareholders and the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates of stock prior to the issuance thereof, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; keep a register of the post office address of each shareholder, which shall be furnished to the Secretary by such shareholders; sign with the President or the Chief Operating Officer certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; and have general charge of the share transfer books of the Corporation. In the absence or disability of the Secretary or in the event of the Secretary’s inability or refusal to act, any Assistant Secretary may perform the duties and exercise the powers of the Secretary until the Board of Directors otherwise provides. Assistant Secretaries shall perform such other duties and have such other powers, responsibilities and authority as the Board may from time to time prescribe.

ARTICLE V

INDEMNIFICATION

Section 5.1 Indemnification in Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the Corporation, or is or was serving in an Indemnifiable Capacity against all liabilities and expenses, including, without limitation, attorneys’ fees, judgments, fines, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Section 5.4), ERISA excise taxes or penalties, or other expenses actually and reasonably incurred in connection with such action, suit, or proceeding (including, without limitation, the investigation, defense, settlement, or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful; provided that the Corporation shall not be required to indemnify or advance expenses to any such person seeking indemnification or advancement of expenses in connection with any action, suit or proceeding initiated by such person (including, without limitation, any cross-claim or counterclaim) unless the initiation of such action, suit or proceeding was authorized by the Board of Directors or as otherwise provided in Section 5.4. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 5.2 Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving in an Indemnifiable Capacity against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the Corporation in accordance with Section 5.4) and all expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of the action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification under this Section 5.2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application, that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 5.3 Determination of Right to Indemnification. Any indemnification under Sections 5.1 and 5.2, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in this Article V. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. If such determination is adverse to the person to be indemnified hereunder, such person shall have the right to maintain an action in any court of competent jurisdiction against the Corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. For the purposes of such court action, an adverse determination as to the eligibility of a person for indemnification made pursuant to this Section 5.3 shall not constitute a defense to such action nor create a presumption regarding such person’s eligibility for indemnification hereunder. If such court action is successful and the person is determined to be entitled to such indemnification, such person shall be reimbursed by the Corporation for all fees and expenses, including attorneys’ fees, actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

Section 5.4 Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amounts unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation as authorized in this Article V. In no event shall any advance be made in instances where it is reasonably determined that such person would not be entitled to indemnification hereunder or that such person deliberately breached such person’s duty to the Corporation or its shareholder (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders, and such determination shall be final and binding.

Section 5.5 Non-Exclusivity. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification shall be entitled under any other bylaw, agreement, vote of members or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 5.6 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was serving in an Indemnifiable Capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. Notwithstanding anything in this Article V to the contrary: (i) the Corporation shall not be obligated to indemnify any person serving in an Indemnifiable Capacity for any amounts which have been paid directly to such person by any insurance maintained by the Corporation; and (ii) an indemnification provided pursuant to this Article V (A) shall not be used as a source of contribution to, or as a substitute for, or as a basis for recoupment of any payments pursuant to, any indemnification obligation or insurance coverage which is available from any Other Enterprise, and (B) shall become operative, and payments shall be required to be made thereunder, only in the event and to the extent that the amounts in question have not been fully paid by any indemnification obligation or insurance coverage which is available from any Other Enterprise.

Section 5.7 Vesting of Rights. The rights granted or created hereby shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person’s serving or having served in an Indemnifiable Capacity and, while this Article V may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this Article V with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

Section 5.8 Definitions. For purposes of this Article V, references to:

(a) “the Corporation” shall, if and only if the Board of Directors so determines, include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify a person who serves in an Indemnifiable Capacity so that any person who is or was serving in an Indemnifiable Capacity as to a constituent corporation shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity;

(b) “Other Enterprise” or “Other Enterprises” shall include, without limitation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise;

(c) “fines” shall include any excise taxes assessed against a person with respect to an employee benefit plan;

(d) “defense” shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross-claim or counterclaim;

(e) “serving at the request of the Corporation” shall include any service by a person in an Indemnifiable Capacity which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article V; and

(f) “Indemnifiable Capacity” shall include service by a person as a director or officer of the Corporation, or, at the Corporation’s request, service by a person as a director, officer, trustee or in any other comparable position of an Other Enterprise.

For the purpose of this Article V, unless the person described in Section 5.3 making a determination as to the availability of indemnification shall determine otherwise, any director, officer, employee or agent of the Corporation serving as a director, officer, trustee or in any other comparable position of an Other Enterprise of which the Corporation, directly or indirectly, is a shareholder or creditor, or in which the Corporation is in any way interested, shall be presumed to be serving as such at the request of the Corporation. In all other instances where any person shall serve as a director, officer, trustee or in any other comparable position of an Other Enterprise, if it is not otherwise established that such person is or was serving at the request of the Corporation, the persons described by Section 5.3 making a determination as to the availability of indemnification shall determine whether such person is or was serving at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the Corporation and the person seeking indemnification.

Section 5.9 Severability. If any provision of this Article V or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article V and the application of such provision to other persons or circumstances shall not be affected thereby and, to the fullest extent possible, the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any person who is or was serving in an Indemnifiable Capacity is entitled under any provision of this Article V to indemnification by the Corporation of some or a portion of the judgments, amounts paid in settlement, attorneys’ fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, administrative, investigative or appellate, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1 Payment for Shares of Stock. The Corporation shall not issue shares of stock of the Corporation except for money paid, labor done or property actually received or in consideration of valid bona fide antecedent debts. No note or obligation given by any shareholder, whether secured by deed of trust, mortgage or otherwise, shall be considered as payment of any part of any share or shares, and no loan of money for the purpose of such payment shall be made by the Corporation.

Section 6.2 Certificates for Shares. Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Missouri law. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation, provided that such seal may be a facsimile and where any such certificate is countersigned by a transfer agent, other than the Corporation or its employees, the signatures of the transfer agent and said officers upon such certificate may be facsimiles. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation or its transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.3.

Section 6.3 Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent and, if desired, a registrar, under such arrangements and upon such terms and conditions as the Board deems advisable, but until and unless the Board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by the Secretary, shall perform all of the duties of such transfer agent.

Section 6.4 Lost or Destroyed Certificates. In case of the loss or destruction of any certificate for shares of stock of the Corporation, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation and the transfer agent and registrar, if any, in such sum as the Board of Directors may provide; provided, however, that a new certificate may be issued without requiring a bond when in the judgment of the Board it is proper to do so.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the thirty-first day of December in each year, or such other period of twelve (12) months as the Board of Directors may determine.

Section 7.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Section 7.3 Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal — Missouri.” Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any manner reproduced upon the document to be sealed.

Section 7.4 Contracts with Officers or Directors or their Affiliates.

(a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or any committee thereof which authorizes the contract or transaction, or solely because such persons or their votes are counted for such purpose, if:

(i) The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or such committee in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(ii) The material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(iii) The contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders.

(b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorized the contract or transaction.

Section 7.5 Depositories. The moneys of the Corporation shall be deposited in the name of the Corporation in such bank or banks or other depositories as the Board of Directors shall designate, and shall be drawn out only by check or draft signed by persons designated by resolution adopted by the Board. Notwithstanding the foregoing, the Board may by resolution authorize an officer or officers of the Corporation to designate any bank or banks or other depositories in which moneys of the Corporation may be deposited, and to designate the persons who may sign checks or drafts on any particular account or accounts of the Corporation, whether created by direct designation of the Board or by an authorized officer or officers as aforesaid.

Section 7.6 Amendments. Except as may be specified in Article V of these Bylaws, these Bylaws may from time to time be altered, amended or repealed, or new Bylaws may be adopted, in the manner provided in the Articles of Incorporation or by law.

Section 7.7 Exclusive Forum.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Circuit Courts of Jackson County in the State of Missouri, or, if such court lacks subject matter jurisdiction, the United States District Court for the Western District of Missouri (any such court, a “Chosen Court”), shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the shareholders of the Corporation, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the GBCLM, the Articles of Incorporation or these Bylaws, or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine (each of the actions described in the preceding sub-clauses (i)-(iv), a “Covered Action”). Any person holding, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be (i) deemed to have notice of and consented to the provisions of this Section 7.7, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 7.7.

(b) If any action the subject matter of which is within the scope of the first paragraph of this Section 7.7 is filed in a court other than a Chosen Court (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Chosen Courts in connection with any action brought in any such courts to enforce the first paragraph of this Section 7.7 (an

“Enforcement Action”) and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

(c) To the fullest extent permitted by law, in the event that any current or prior shareholder or anyone on their behalf (“Claiming Party”) brings a Covered Action in any forum other than a Chosen Court then (i) the Claiming Party shall be obligated jointly and severally to reimburse, as applicable, the Corporation and/or any director, officer, employee or affiliate (collectively, the “Company Parties”) the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorney’s fees and other litigation expenses) (collectively, “Litigation Costs”) that the Company Parties may incur in connection with such Covered Action, (ii) the Claiming Party shall bear its own Litigation Costs, and (iii) the Claiming Party and the Claiming Party’s attorneys shall not be entitled to recover any Litigation Costs or, in a derivative or class action that is a Covered Action, to receive any fees or expenses as the result of the creation of any common fund, or from a corporate benefit purportedly conferred upon the Corporation.

Section 7.8 Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of these Bylaws (including, without limitation, each portion of any sentence of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

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